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                                                                 EXHIBIT 2(i)(d)


                                STATE OF FLORIDA

                              Department of State

I certify from the records of this office that I & E TROPICALS, INC. is a corporation organized under the laws of the State of Florida, filed on July 1, 1998.

The document number of this corporation is P98000058690.

I further certify that said corporation has paid all fees due this office through December 31, 2001, that its most recent annual report/uniform business report was filed on July 23, 2001, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.



                                              Given under my hand and the
                                           Great Seal of the State of Florida
                                          at Tallahassee, the Capitol, this the
                                            Twenty-third day of August, 2001


                                       /s/ Katharine Harris
                                       -----------------------------------------
                                       Katharine Harris
                                       Secretary of State


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